Exhibit 10-59(b)

AMENDMENT NO. 2 TO
THE CREDIT AGREEMENT
This AMENDMENT NO. 2, dated as of September 26, 2011 (this “Amendment”), is made by and among SIGNAL PEAK ENERGY, LLC, a Delaware limited liability company (“SPE”), GLOBAL RAIL GROUP, LLC, a Delaware limited liability company (“RailCo”, and together with SPE, collectively, the “Borrowers” and, individually, a “Borrower”), the lenders listed on the signature pages of this Amendment as “Lenders” (such lenders, together with their respective permitted assignees from time to time, being referred to herein, collectively, as the “Lenders”), and UNION BANK, N.A., as administrative agent (in such capacity, the “Administrative Agent”) and as collateral agent (in such capacity, the “Collateral Agent”) for the Lenders.
PRELIMINARY STATEMENT:
The Borrowers, the Lenders, the Administrative Agent and the Collateral Agent previously entered into that certain Credit Agreement, dated as of October 22, 2010, as amended by Amendment No. 1 to the Credit Agreement, dated as of March 8, 2011 (as so amended, the “Existing Agreement”, as amended by this Amendment, the “Amended Agreement”, and as the Amended Agreement may hereafter be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”). The Borrowers desire to amend the Existing Agreement in certain particulars, and the Lenders, the Administrative Agent and the Collateral Agent have agreed to such amendments on the terms and conditions set forth herein. The parties therefore agree as follows (capitalized terms used but not defined herein having the meanings assigned to such terms in the Existing Agreement):
SECTION 1.    Amendments to Existing Agreement. The Existing Agreement is, effective as of the Effective Date (as defined below) and subject to the satisfaction of the conditions precedent set forth in Section 3 hereof, hereby amended as follows:

(a)	New Definitions. The following new definitions are hereby added to Section 1.01 of the Existing Agreement in the appropriate alphabetical order:
“Amendment No. 1 and Joinder to Guaranty” means Amendment No. 1 and Joinder to Guaranty, dated as of the Amendment No. 2 Effective Date, among FirstEnergy, Global Mining Group, WMB, WMB II, Global Mining Holding, the Lenders party thereto and the Administrative Agent.
“Amendment No. 2” means Amendment No. 2, dated as of September 26, 2011, among the Borrowers, the Lenders party thereto, the Administrative Agent and the Collateral Agent, which Amendment No. 2 amended this Agreement pursuant to the terms thereof.
“Amendment No. 2 Effective Date” has the meaning assigned to the term “Effective Date” in Amendment No. 2.
“Global Mining Holding” means Global Mining Holding Company, LLC, a Delaware limited liability company.
“Gunvor” means Gunvor Group Ltd., a Cyprus company, or any of its wholly-owned Subsidiaries, in its capacity as a member of Global Mining Holding.

(b)	Guarantors. The definition of “Guarantors” contained in Section 1.01 of the Existing Agreement is hereby amended and restated in its entirety to read as follows:
“Guarantors” means, collectively, FirstEnergy, Global Mining Group, WMB, WMB II, and Global Mining Holding.

(c)	Guaranty. The definition of “Guaranty” contained in Section 1.01 of the Existing Agreement is hereby amended and restated in its entirety to read as follows:
“Guaranty” means the Guaranty Agreement, dated as of October 22, 2010, made by each of FirstEnergy, Global Mining Group, WMB and WMB II in favor of the Lenders, the Administrative Agent and the Collateral Agent, as amended by Amendment No. 1 and Joinder to Guaranty, pursuant to which, among other things, Global Mining Holding became a Guarantor thereunder.

(d)	Pledge Agreement. The definition of “Pledge Agreement” contained in Section 1.01 of the Existing Agreement is hereby amended and restated in its entirety to read as follows:
“Pledge Agreement” means the Amended and Restated Pledge and Security Agreement, dated as of the Amendment No. 2 Effective Date, made by the Pledgors in favor of the Collateral Agent.

(e)	Pledgors. The definition of “Pledgors” contained in Section 1.01 of the Existing Agreement is hereby amended and restated in its entirety to read as follows:

“Pledgors” means, collectively, Global Mining Group and Global Mining Holding.

(f)	Events of Default. Clauses (n)(ii) and (n)(iii) of Article VII of the Existing Agreement are hereby amended and restated in their entirety to read as follows:
“(ii) FirstEnergy and Boich shall cease to control the management of any Loan Party (other than FirstEnergy) or any Pledgor (other than those actions described in the section entitled “Additional Covenants” in Exhibit F that require the prior consent of Gunvor pursuant to the limited liability company agreement of Global Mining Holding), or (iii) at any time after the Amendment No. 2 Effective Date, FirstEnergy reduces its level of ownership, direct or indirect, beneficial or otherwise, in any Borrower, Global Mining Holding or Global Mining Group, in each case without prior approval by the Required Lenders;”
(g)    New Exhibit. Exhibit E attached hereto is hereby added as, and shall constitute, Exhibit F to the Existing Agreement.
SECTION 2.    Consents. Notwithstanding anything to the contrary in the Credit Agreement or any other Loan Document, effective as of the Effective Date (as defined below) and subject to the satisfaction of the conditions precedent set forth in Section 3 hereof, the undersigned Lenders (which Lenders constitute the Required Lenders) hereby consent to (a) the Reorganization (as defined below); (b) the assignment by FirstEnergy Ventures and WMB II of all of their respective rights and obligations under the Pledge Agreement to Global Mining Holding Company, LLC, a Delaware limited liability company (“Global Mining Holding”), pursuant to the terms of the Assignment and Assumption Agreement (as defined below); and (c) the amendment and restatement of the Pledge Agreement pursuant to the Amended and Restated Pledge and Security Agreement in the form attached hereto as Exhibit B (the “Amended and Restated Pledge Agreement”). The undersigned Lenders (which Lenders constitute the Required Lenders) hereby authorize and direct the Collateral Agent to execute and deliver the Amended and Restated Pledge Agreement.
As used herein, the term “Reorganization” means, collectively, (i) the distribution by WMB II of all of its limited liability company membership interests in RailCo to Wayne M. Boich, an individual and the sole member of WMB II, (ii) the contribution by Wayne M. Boich of such limited liability company membership interests in RailCo to WMB Marketing Ventures, LLC, a Delaware limited liability company (“WMB Marketing”), of which Wayne M. Boich is the sole member, and (iii) the contribution by FirstEnergy Ventures and WMB Marketing of their respective limited liability company membership interests in RailCo to Global Mining Holding, in each case pursuant to documentation, dated as of the Effective Date, in form and substance reasonably satisfactory to the Administrative Agent, the Collateral Agent and the Required Lenders (such documentation being referred to herein, collectively, as the “LLC Interest Reorganization Documents”).
SECTION 3.    Conditions of Effectiveness of Amendment. The amendments to the Existing Agreement set forth in Section 1 hereof, and the consents of the Lenders set forth in Section 2 hereof, shall become effective as of the first date (the “Effective Date”) on or after the date hereof (but in any event no later than December 30, 2011) on which the Administrative Agent shall have received (a) counterparts of this Amendment executed by each Borrower, the Required Lenders, the Administrative Agent and the Collateral Agent, (b) evidence, in form and substance reasonably satisfactory to the Administrative Agent, that the transactions contemplated by the LLC Interest Reorganization Documents and that certain Purchase Agreement, dated as of September 7, 2011 (as amended, supplemented or otherwise modified, the “Purchase Agreement”), by and between FirstEnergy Ventures and WMB Marketing, as sellers, Gunvor Group Ltd., a Cyprus company, as buyer, WMB and WMB II, have been consummated in accordance with the terms thereof, and (c) all of the following documents, each document being dated the date of receipt thereof by the Administrative Agent (which date shall be the same for all such documents) (except as otherwise specified below), in form and substance satisfactory to the Administrative Agent:

(i)
counterparts of the Amended and Restated Pledge Agreement signed on behalf of Global Mining Holding, Global Mining Group and the Collateral Agent, together with (A) all documents, instruments and filings creating or perfecting the Liens of the Amended and Restated Pledge Agreement; (B) certificates (if any) representing the Equity Interests of Global Mining Holding and Global Mining Group in the Borrowers, accompanied by instruments of transfer and stock powers endorsed in blank; and (C) all other documents and instruments required by law or reasonably requested by the Collateral Agent to be filed, registered or recorded to create or perfect the Liens intended to be created under the Amended and Restated Pledge Agreement;

(ii)counterparts of Amendment No. 1 and Joinder to Guaranty, in the form attached hereto as Exhibit C (the “Guaranty Amendment”), signed on behalf of FirstEnergy, Global Mining Group, WMB, WMB II, Global Mining Holding, the Required Lenders, the Administrative Agent and the Collateral Agent;
(iii)counterparts of the Assignment and Assumption Agreement, in the form attached hereto as Exhibit D (the “Assignment and Assumption Agreement”, and together with this Amendment, the Amended and Restated Pledge Agreement and the Guaranty Amendment, the “Amendment Documents”), signed on behalf of FirstEnergy Ventures, WMB II and Global Mining Holding;
(iv)the consent of each Guarantor and Pledgor (as such terms are defined in the Amended Agreement), in the form attached hereto as Exhibit A, duly executed by an authorized officer of each such Person,
(v)Uniform Commercial Code, tax and judgment lien searches as to the Borrowers, Global Mining Group and Global Mining Holding in the State of Delaware, each as of a recent date;
(vi)favorable written opinions (each addressed to the Administrative Agent, the Collateral Agent and the Lenders) of (A) Akin Gump Strauss Hauer & Feld, LLP, New York counsel for the Loan Parties, (B) Robert P. Reffner, Vice President, Legal for FirstEnergy

Service Company, counsel to FirstEnergy and FirstEnergy Ventures, and (C) Calfee, Halter & Griswold LLP, counsel to WMB and WMB II. The Borrowers hereby request such counsel to deliver such opinions;
(vii)(A) certified copies of the resolutions of the board of directors (or other equivalent body) of each Borrower, each Guarantor (as defined in the Amended Agreement) and each Pledgor (as defined in the Amended Agreement) (collectively, the “Amendment Parties” and, individually, an “Amendment Party”) authorizing the execution, delivery and performance of each Amendment Document to which it is a party, (B) certified copies of the organizational documents (including any certificate of formation, certificate of incorporation, operating agreement, or by-laws, as the case may be) of each Amendment Party and all amendments thereto, (C) a certificate for each Amendment Party certifying the name, incumbency and signature of each individual authorized to execute the Amendment Documents to which it is a party and the other documents or certificates to be delivered pursuant hereto or thereto, and (D) good standing certificates with respect to each Amendment Party issued no earlier than ten (10) days prior to the Effective Date;
(viii)certified copies of the LLC Interest Reorganization Documents, the Purchase Agreement (together with all amendments thereto) and all documents executed and delivered pursuant to the terms thereof;
(ix)a certificate executed by a Financial Officer, the President or a Vice President of each Borrower (the statements in which shall be true) certifying that:
(A)after giving effect to this Amendment and the transactions contemplated hereby, the representations and warranties of the Amendment Parties contained in this Amendment, the other Amendment Documents and the other Loan Documents are true and correct in all material respects on and as of the Effective Date as though made on and as of such date (other than any such representations and warranties that expressly relate solely to an earlier date, in which case they were true and correct in all material respects as of such earlier date); and
(B)no event has occurred and is continuing that constitutes a Default or an Event of Default, and no Default or Event of Default would result from the execution, delivery or performance of this Amendment or the transactions contemplated hereby.
SECTION 4.    Representations and Warranties of the Borrowers. Each Borrower represents and warrants as follows:
(g)The execution and delivery by such Borrower of this Amendment, and the performance by such Borrower of this Amendment and the Amended Agreement, are within such Borrower's limited liability company powers and have been duly authorized by all necessary limited liability company action. This Amendment has been duly executed and delivered by such Borrower and constitutes a legal, valid and binding obligation of such Borrower, enforceable against such Borrower in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
(h)The execution and delivery by such Borrower of this Amendment, and the performance by such Borrower of this Amendment and the Amended Agreement, (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority or any other Person, except such as have been obtained or made and are in full force and effect, and except filings necessary to perfect Liens created under the Amended and Restated Pledge Agreement, (b) will not violate any Requirement of Law, except where such violation (other than any such violation of the certificate of formation, limited liability company agreement or other organizational document or governing document of any of the Amendment Parties) could not reasonably be expected to have a Material Adverse Effect, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon such Borrower or its assets, or give rise to a right thereunder to require any payment to be made by such Borrower, except where such violation, default or right to require payment could not reasonably be expected to have a Material Adverse Effect, and (d) will not result in the creation or imposition of any Lien on any of the revenues or assets of such Borrower other than Liens permitted under the Credit Agreement.
(i)Except as disclosed in Schedule 3.06 to the Amended Agreement, there are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of such Borrower, threatened against such Borrower (x) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, would, individually or in the aggregate, result in a Material Adverse Effect, or (y) that involve this Amendment, the Amended Agreement, any of the other Amendment Documents or any of the transactions contemplated hereby or thereby.
(j)Both before and after giving effect to this Amendment and the transactions contemplated hereby, no Default or Event of Default has occurred and is continuing.

SECTION 5.    Reference to and Effect on the Existing Agreement.
(k)Upon the effectiveness of this Amendment: (i) each reference in the Existing Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Existing Agreement shall mean and be a reference to the Amended Agreement; and (ii) each reference in any other Loan Document to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Existing Agreement shall mean and be a reference to the Amended Agreement.
(l)Except as specifically amended above, the Existing Agreement shall continue to be in full force and effect and is hereby in all respects ratified and confirmed. Without limiting the generality of the foregoing, the Security Documents and all of the Collateral described therein do and shall continue to secure the payment of all Obligations.
(m)The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Lenders or the Administrative Agent under the Existing Agreement or any other Loan Document, nor constitute a waiver of any provision of the Existing Agreement or any other Loan Document.

SECTION 6.    Costs and Expenses. Each Borrower agrees to pay on demand all reasonable costs and expenses of the Agents incurred in connection with the preparation, negotiation, execution and delivery of this Amendment and the other instruments and documents to be delivered hereunder, including, without limitation, the reasonable fees, charges and disbursements of counsel to the Agents with respect thereto and with respect to advising the Agents as to their respective rights and responsibilities hereunder and thereunder.
SECTION 7.    Miscellaneous. This Amendment shall constitute a Loan Document and shall be subject to the provisions of Sections 9.02, 9.06, 9.07, 9.09, 9.10 and 9.11 of the Credit Agreement, each of which is incorporated by reference herein, mutatis mutandis.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

S-3

Signature Page to Amendment No. 2 to Credit Agreement

S-1

Signature Page to Amendment No. 2 to Credit Agreement
IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.
SIGNAL PEAK ENERGY, LLC
By: /s/ Brian T. Murphy
Name: Brian T. Murphy
Title: Secretary and Treasurer

GLOBAL RAIL GROUP, LLC

By: /s/ Brian T. Murphy
Name: Brian T. Murphy
Title: Secretary and Treasurer

UNION BANK, N.A., as Administrative Agent, Collateral Agent and a Lender

By: /s/ Eric Otieno
Name: Eric Otieno
Title: Assistant Vice President

BANCO BILBAO VIZCAYA ARGENTARIA, S.A. NEW YORK BRANCH, as a Lender

By: /s/ Michael Oka
Name: Michael Oka
Title: Executive Director

By: /s/ Nietzsche Rodricks
Name: Nietzsche Rodricks
Title: Executive Director

CIBC INC., as a Lender

By: /s/ Joshua J. Hogarth
Name: Joshua J. Hogarth
Title: Authorized Signatory

By: /s/ Robert Casey
Name: Robert Casey
Title: Authorized Signatory

COBANK, ACB, as a Lender

By: /s/ Josh Batchelder
Name: Josh Batchelder
Title: Vice President

COMERICA BANK, as a Lender

By: /s/ Brandon Welling
Name: Brandon Welling
Title: Vice President

CREDIT AGRICOLE CORPORATE AND
INVESTMENT BANK, as a Lender

By: /s/ Dixon Schultz
Name: Dixon Schultz
Title: Managing Director

By: /s/ Sharada Manne
Name: Sharada Manne
Title: Director

FIFTH THIRD BANK, as a Lender

By: /s/ RC Lanctot
Name: Roy C. Lanctot
Title: Vice President

FIRSTMERIT BANK, N.A., as a Lender

By: /s/ Robert G. Morlan
Name: Robert G. Morlan
Title: Senior Vice President

ROYAL BANK OF CANADA, as a Lender

By: /s/ Jason Hare
Name: Jason Hare
Title: Authorized Signatory

SOVEREIGN BANK, as a Lender

By: /s/ Daniel Hofer-Gautschi
Name: Daniel Hofer-Gautschi
Title: Vice President

U.S. BANK NATIONAL ASSOCIATION, as a Lender

By: /s/ Eric Cosgrove
Name: Eric Cosgrove
Title: Vice President

Exhibit A
CONSENT
Each of (a) FirstEnergy Corp., an Ohio corporation, Global Mining Group, LLC, a Delaware limited liability company (“Global Mining Group”), Global Mining Holding Company, LLC, a Delaware limited liability company (“Global Mining Holding”), WMB Loan Ventures, LLC, a Delaware limited liability company, and WMB Loan Ventures II, LLC, a Delaware limited liability company, as the Guarantors under that certain Guaranty Agreement, dated as of October 22, 2010, in favor of the Administrative Agent, the Collateral Agent and the Lenders, as amended by Amendment No. 1 and Joinder to Guaranty, dated as of [________ __], 2011, and (b) Global Mining Group and Global Mining Holding, as the Pledgors under that certain Amended and Restated Pledge and Security Agreement, dated as of [________ __], 2011, in favor of the Collateral Agent, (i) hereby consent to Amendment No. 2, dated as of September 26, 2011, to the Credit Agreement, dated as of October 22, 2010, as amended by Amendment No. 1 to the Credit Agreement, dated as of March 8, 2011 (as so amended, the “Credit Agreement”), among Signal Peak Energy, LLC and Global Rail Group, LLC, as Borrowers, the Lenders named therein and from time to time party thereto, and Union Bank, N.A., as Administrative Agent and Collateral Agent, and (ii) hereby confirms and agrees that each Loan Document to which it is a party is, and shall continue to be, in full force and effect and is hereby confirmed and ratified in all respects except that, on and after the Amendment No. 2 Effective Date, each reference in such Loan Documents to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement, as amended by said Amendment No. 2. Capitalized terms used and not otherwise defined herein shall have the meanings assigned thereto in the Credit Agreement, as amended by said Amendment No. 2.
[Signature Page Follows]

[________ __], 2011	FIRSTENERGY CORP.

By: ___________________________
Name;
Title:

GLOBAL MINING GROUP, LLC.

By: ___________________________
Name;
Title:

GLOBAL MINING HOLDING COMPANY, LLC.

By: ___________________________
Name;
Title:

WMB LOAN VENTURES, LLC.

By: ___________________________
Name;
Title:

WMB LOAN VENTURES II, LLC

By: ___________________________
Name;
Title:

Exhibit B

[Form of Amended and Restated Pledge Agreement]

(Attached)1
60810929-4
25
61516556_4
[Execution Version]

61516556_4
AMENDED AND RESTATED
PLEDGE AND SECURITY AGREEMENT
This AMENDED AND RESTATED PLEDGE AND SECURITY AGREEMENT, dated as of [________ __], 2011 (as amended, supplemented, restated or otherwise modified from time to time, this “Agreement”), made by (a) GLOBAL MINING HOLDING COMPANY, LLC, a Delaware limited liability company (“Global Mining Holding”), as assignee of FirstEnergy Ventures Corp., an Ohio corporation (“FirstEnergy Ventures”), and WMB Loan Ventures II, LLC, a Delaware limited liability company (“WMB II”, and together with FirstEnergy Ventures being referred to herein, collectively, as the “Existing Pledgors”) and (b) GLOBAL MINING GROUP, LLC, a Delaware limited liability company (“Global Mining Group”, and together with Global Mining Holding being referred to herein, collectively, as the “Pledgors” and, individually, as a “Pledgor”), in favor of UNION BANK, N.A., as collateral agent (in such capacity, together with its successors and assigns in such capacity, the “Collateral Agent”) for the Secured Parties (as hereinafter defined).
W I T N E S S E T H:
WHEREAS, pursuant to the Credit Agreement, dated as of October 22, 2010, as amended by Amendment No. 1 to the Credit Agreement, dated as of March 8, 2011, and Amendment No. 2 thereto (“Amendment No. 2”), dated as of September 26, 2011 (as so amended and as further amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Signal Peak Energy, LLC, a Delaware limited liability company (“SPE”), Global Rail Group, LLC, a Delaware limited liability company (“RailCo”, and together with SPE being referred to herein, collectively, as the “Borrowers” and, individually, as a “Borrower”), the Lenders named therein and from time to time party thereto, Union Bank, N.A., as Administrative Agent, and the Collateral Agent, the Lenders made Loans to the Borrowers subject to the terms and conditions set forth in the Credit Agreement;
WHEREAS, the Existing Pledgors and Global Mining Group previously entered into that certain Pledge and Security Agreement, dated as of October 22, 2010 (the “Existing Pledge Agreement”), in favor of the Collateral Agent;
WHEREAS, on the date hereof, pursuant to the terms of the LLC Interest Reorganization Documents (as such term is defined in Amendment No. 2), Global Mining Holding has become the owner, subject to the Liens created by the Existing Pledge Agreement, of 100% of the Equity Interests in RailCo;
WHEREAS, on the date hereof, pursuant to the Assignment and Assumption Agreement (as such term is defined in Amendment No. 2), the Existing Pledgors assigned all of their respective rights and obligations under the Existing Pledge Agreement to Global Mining Holding;
WHEREAS, it is a condition precedent to the effectiveness of Amendment No. 2 that the Pledgors shall have executed and delivered this Agreement; and
WHEREAS, each Pledgor has duly authorized the execution, delivery and performance of this Agreement and will receive direct and indirect benefits by reason of the making of the Loans to the Borrowers by the Lenders.
NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to induce the Agents and the Lenders to enter into Amendment No. 2, each Pledgor hereby agrees with the Collateral Agent, for the benefit of the Secured Parties, that the Existing Pledge Agreement is hereby amended and restated in its entirety, without novation, as follows:

ARTICLE I
DEFINITIONS
SECTION 1.1. Certain Terms. The following terms when used in this Agreement, including its preamble and recitals, shall have the following meanings (such definitions to be equally applicable to the singular and plural forms thereof):
“Agreement” has the meaning assigned to that term in the preamble hereto.
“Amendment No. 2” has the meaning assigned to that term in the first recital hereto.
“Applicable UCC” has the meaning assigned to that term in Section 3.1.9(b).
“Borrowers” has the meaning assigned to that term in the first recital hereto.
“Collateral” has the meaning assigned to that term in Section 2.1.
“Collateral Agent” has the meaning assigned to that term in the preamble hereto.
“Credit Agreement” has the meaning assigned to that term in the first recital hereto.
“Distributions” means all dividends (including, without limitation, cash dividends, dividends in the form of Equity Interests, other non-cash dividends and liquidating dividends), limited liability company distributions and all other distributions (whether similar or dissimilar to the foregoing) on or with respect to any Pledged Interests or other Equity Interests constituting Collateral.
“Equity Interests” means the limited liability company membership interests or other equity ownership interests in an Issuing Company, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interests.
“Equity Interest Holder” means any Person that may from time to time possess an Equity Interest.
“Existing Pledge Agreement” has the meaning assigned to that term in the second recital hereto.
“Existing Pledgors” has the meaning assigned to that term in the preamble hereto.
“Financing Statements” has the meaning assigned to that term in Section 3.1.9(b).
“Issuing Companies” means (a) with respect to Global Mining Group, SPE, and (b) with respect to Global Mining Holding, RailCo.
“LLC Agreements” means, (a) with respect to SPE, the Amended and Restated Limited Liability Company Agreement, dated as of [ _______ __], 2011, by Global Mining Group, and (b) with respect to RailCo, the Amended and Restated Limited Liability Company Agreement, dated as of [________ __], 2011, by Global Mining Holding, in each case as amended, amended and restated, supplemented or otherwise modified from time to time in accordance with the terms hereof and thereof.
“Pledged Interests” means the Equity Interests of each Pledgor, including, but not limited to, the Equity Interests described on Attachment 1 hereto.
“Pledged Property” means the Pledged Interests and all other pledged Equity Interests, all other securities, all assignments of any amounts due or to become due with respect thereto and all other instruments received, receivable or otherwise distributed in respect of or in exchange for the Pledged Interests or any other pledged Equity Interests that are now being delivered by each Pledgor to the Collateral Agent or may from time to time hereafter be delivered by each Pledgor to the Collateral Agent for the purpose of being pledged under this Agreement, and all proceeds of any of the foregoing.
“Pledgor” and “Pledgors” have the meaning assigned to those terms in the preamble hereto.
“Secured Obligations” has the meaning assigned to that term in Section 2.2.
“Secured Parties” means, collectively, (i) the Agents, (ii) the Lenders and (iii) any Qualified Counterparty under a Specified Hedge Agreement.
“Securities Act” has the meaning assigned to that term in Section 6.2.

“Security Documents” means this Agreement and each of the other security agreements, pledges, mortgages, assignments (collateral or otherwise) and consents, if any, and each other security agreement or other instrument or document executed and delivered pursuant to any of the foregoing documents, in each case to secure any of the Secured Obligations.
“U.C.C.” means the Uniform Commercial Code as from time to time in effect in the State of New York or, with respect to any Collateral located in any state other than the State of New York, the Uniform Commercial Code as from time to time in effect in such state.
SECTION 1.2. Credit Agreement Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Agreement, including its preamble and recitals, have the meanings provided in the Credit Agreement.
SECTION 1.3. U.C.C. Definitions. Unless otherwise defined herein or the context otherwise requires, terms for which meanings are provided in the U.C.C. are used in this Agreement, including its preamble and recitals, with such meanings.
ARTICLE II
PLEDGE
SECTION 2.1. Grant of Security Interest. Each Pledgor hereby pledges, hypothecates, assigns, charges, mortgages, delivers and transfers to the Collateral Agent for its benefit and the ratable benefit of each of the other Secured Parties, and hereby grants to the Collateral Agent for its benefit and the ratable benefit of each of the other Secured Parties a continuing security interest in, all of such Pledgor's right, title and interest in and to the following property, whether now or hereafter existing or acquired (collectively, the “Collateral”):
(a)    the LLC Agreement of each Issuing Company to which such Pledgor is a party and all Equity Interests of such Pledgor in such Issuing Company, including, without limitation, (i) the Pledged Property, (ii) all rights of such Pledgor as an Equity Interest Holder and all rights to receive Distributions, cash, instruments and other property from time to time received, receivable or otherwise distributed under or pursuant to each such LLC Agreement, (iii) all rights of such Pledgor to receive proceeds of any insurance, indemnity, warranty or guaranty with respect to each such LLC Agreement, (iv) all claims of such Pledgor for damages arising out of or for breach of or default under each such LLC Agreement, (v) the right of such Pledgor to terminate each such LLC Agreement, to perform and exercise consensual or voting rights thereunder and to compel performance and otherwise exercise all remedies thereunder, (vi) all rights of such Pledgor, as an Equity Interest Holder, to all property and assets of each Issuing Company (whether real property, inventory, equipment, contract rights, accounts, receivables, general intangibles, securities, instruments, chattel paper, documents, choses in action or otherwise), and (vii) certificates or instruments evidencing an ownership or Equity Interest in each Issuing Company or its assets;
(b)    all other securities, all assignments of any amounts due or to become due with respect thereto, and all other instruments from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the items listed in clause (a) above;
(c)    to the extent not included in the foregoing, all Distributions, interest, and other payments and rights with respect to any of the items listed in clauses (a) and (b) above; and
(d)    to the extent not included in the foregoing, all proceeds of any and all of the foregoing Collateral (including, without limitation, proceeds that constitute property of the types described above).
SECTION 2.2. Security for Obligations. This Agreement secures the payment of all Obligations and all other obligations of the Pledgors and the other Loan Parties to each Secured Party now or hereafter existing under the Credit Agreement and each other Loan Document (including, without limitation, this Agreement), whether for principal, interest, fees, costs, expenses, indemnities or otherwise (the Obligations and all such other obligations being referred to herein, collectively, as the “Secured Obligations”). Without limiting the generality of the foregoing, this Agreement secures the payment of all amounts that constitute part of the Secured Obligations and would be owed by any Pledgor or any other Loan Party under the Loan Documents but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving such Pledgor or any other Loan Party.
SECTION 2.3. Pledgors Remain Liable. Anything herein to the contrary notwithstanding:
(a)    each Pledgor shall remain liable under the contracts and agreements included in the Collateral (including, without limitation, each LLC Agreement to which such Pledgor is a party) to the extent set forth therein, and this Agreement shall not relieve any Pledgor of any duties or obligations under such contracts and agreements, which duties and obligations shall continue to the same extent as if this Agreement had not been executed;
(b)    each Pledgor shall pay when due all taxes, fees and assessments imposed on or with respect to the

Collateral, except to the extent the validity thereof is being contested in good faith by appropriate proceedings for which adequate reserves in accordance with GAAP have been set aside by such Pledgor and the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect;
(c)    the exercise by the Collateral Agent of any of its rights hereunder shall not release any Pledgor from any of its duties or obligations under any such contracts or agreements included in the Collateral; and
(d)    neither the Collateral Agent nor any other Secured Party shall have any obligation or liability under any such contracts or agreements included in the Collateral by reason of this Agreement, nor shall the Collateral Agent or any other Secured Party be obligated to perform any of the obligations or duties of any Pledgor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.
SECTION 2.4. Delivery of Pledged Property. All certificates or instruments, if any, representing or evidencing any Collateral at any time shall be delivered to and held by or on behalf of the Collateral Agent pursuant hereto, shall be in suitable form for transfer by delivery, and shall be accompanied by all necessary instruments of transfer or assignment, duly executed in blank and in form and substance reasonably satisfactory to the Collateral Agent. The Collateral Agent shall have the right, at any time upon the occurrence and during the continuance of an Event of Default, in its discretion and without notice to any Pledgor, to transfer to or to register in the name of the Collateral Agent or any of its nominees any or all of the Collateral, subject only to the revocable rights specified in Section 4.4. In addition, the Collateral Agent shall have the right at any time to exchange certificates or instruments representing or evidencing Collateral for certificates or instruments of smaller or larger denominations.
SECTION 2.5. Continuing Security Interest; Assignments, Etc. This Agreement shall create a continuing security interest in the Collateral and shall:
(a)    remain in full force and effect until the payment in full in cash of all Secured Obligations, the termination of all Commitments and the termination or expiration of all Specified Hedge Agreements;
(b)    be binding upon each Pledgor and its successors, transferees and assigns; and
(c)    inure, together with the rights and remedies of the Collateral Agent hereunder, to the benefit of the Collateral Agent and each other Secured Party.
Without limiting the generality of the foregoing clause (c), any Secured Party may assign or otherwise transfer all or any portion of its Commitment, any Loan held by it and/or its other rights and obligations under the Loan Documents to any other Person, and such other Person shall thereupon become vested with all rights and benefits in respect thereof granted to such Secured Party under any Loan Document (including, without limitation, this Agreement) or otherwise, subject, however, to the provisions of Section 9.04 of the Credit Agreement. No Pledgor may transfer or assign all or any portion of its rights or obligations under this Agreement without the prior written consent of all of the Secured Parties. Upon the payment in full in cash of all Secured Obligations, the termination of all Commitments and the termination or expiration of all Specified Hedge Agreements, the security interest granted herein shall terminate and all rights to the Collateral shall revert to the Pledgors. Upon any such termination pursuant to the preceding sentence, the Collateral Agent will, at each Pledgor's sole expense, deliver to such Pledgor, without any representations, warranties or recourse of any kind whatsoever, all certificates and instruments representing or evidencing the Pledged Interests being released, and execute and deliver to such Pledgor such documents as such Pledgor shall reasonably request to evidence such termination.
SECTION 2.6. Security Interest Absolute. All rights of the Collateral Agent and the security interests granted to the Collateral Agent hereunder, and all obligations of each Pledgor hereunder, shall be absolute and unconditional, irrespective of:
(a)    any lack of validity, legality or enforceability of the Credit Agreement, any other Loan Document or any other agreement or instrument relating to any thereof;
(b)    any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any compromise, renewal, extension, acceleration or release with respect thereto, or any other amendment or waiver of or any consent to departure from the Credit Agreement or any other Loan Document, including, without limitation, any increase in the Secured Obligations resulting from the extension of additional credit to any of the Borrowers or otherwise;
(c)    any taking, addition, exchange, release, surrender, impairment or non-perfection of any collateral, or any taking, release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Secured Obligations;
(d)    the failure of any Secured Party:
(i)    to assert any claim or demand or to enforce any right or remedy against the Borrowers, any other Loan Party or any other Person (including, without limitation, any other guarantor) under the provisions of the Credit Agreement, any other Loan Document or otherwise, or
(ii)    to exercise any right or remedy against any other guarantor of, or collateral securing, any of the Secured Obligations;
(e)    any amendment to, rescission, waiver, or other modification of, or any consent to departure from, any of the terms of the Credit Agreement or any other Loan Document;
(f)    any defense, claim, set-off, counterclaim or other right which may at any time be available to or be asserted by any Borrower, any Pledgor or any other Loan Party against any Secured Party or any other Person, whether in connection with this Agreement, the transactions contemplated in any of the other Loan Documents, or any unrelated transaction;
(g)    any reduction, limitation, impairment or termination of the Secured Obligations for any reason, including, without limitation, any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to (and each Pledgor hereby waives any right to or claim of) any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality, nongenuineness, irregularity, compromise or unenforceability of, or any other event or occurrence affecting, the Secured Obligations or otherwise;
(h)    any manner of application of collateral, or proceeds thereof, to all or any of the Secured Obligations, or any manner of sale or other disposition of any collateral for all or any of the Secured Obligations or any other assets of any of the Pledgors, the other Loan Parties or any of their respective Subsidiaries;
(i)    any change, restructuring or termination of the corporate structure or existence of any Borrower, any Pledgor, any other Loan Party or any of their respective Subsidiaries; or
(j)    any other circumstance that might otherwise constitute a defense available to, or a legal or equitable discharge of, any Pledgor or any other Loan Party.
SECTION 2.7. Subrogation. Each Pledgor hereby unconditionally and irrevocably agrees not to exercise any claim or other rights which it may now or hereafter acquire against any other Loan Party that arise from the existence, payment, performance or enforcement of such Pledgor's obligations under this Agreement or any other Loan Document, including, without limitation, any right of subrogation, reimbursement, assignment, exoneration, implied contract or indemnification, any right to participate in any claim or remedy of any Secured Party against any other Loan Party or any collateral that any Secured Party now has or hereafter acquires, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from any other Loan Party, directly or indirectly, in cash or other property or by set-off or in any manner, payment or security on account of such claim or other rights, until such time as the Secured Obligations shall have been indefeasibly paid in full in cash, the Commitments shall have been irrevocably terminated and all Specified Hedge Agreements shall have terminated or expired. If any amount shall be paid to any Pledgor in violation of the preceding sentence, such amount shall be deemed to have been paid to such Pledgor for the benefit of, and held in trust for, the Secured Parties, shall be segregated from other funds of such Pledgor, and shall forthwith be paid to the Collateral Agent on behalf of the Secured Parties to be credited and applied against the Secured Obligations, whether matured or unmatured, in such order as the Collateral Agent may determine. Each Pledgor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Credit Agreement and that the waiver set forth in this Section is knowingly made in contemplation of such benefits.
ARTICLE III
REPRESENTATIONS AND WARRANTIES
SECTION 3.1. Representations and Warranties, Etc. Each Pledgor represents and warrants unto each Secured Party, as at the date of each pledge and delivery hereunder (including, without limitation, each pledge and delivery of Pledged Interests) by such Pledgor to the Collateral Agent of any Collateral, as set forth in this Article:
SECTION 3.1.1. Organization. Such Pledgor is a limited liability company that is duly organized, validly existing and in good standing under the laws of the State of Delaware and is duly qualified to do business in, and is in good standing in, all other jurisdictions where the nature of its business or the nature of property owned or used by it makes such qualification necessary (except where the failure to so qualify would not have a Material Adverse Effect).
SECTION 3.1.2. Due Authorization; Noncontravention; Etc. The execution, delivery and performance by such Pledgor of this Agreement (a) are within such Pledgor's limited liability company powers, (b) have been duly authorized by all necessary action (limited liability company or otherwise) and relate to its ordinary course of business, and (c) do not and will not (i) except to the extent received prior to the date hereof, require any consent or approval of the members of such Pledgor, (ii) violate any provision of the organizational documents of such Pledgor or of law, (iii) violate any legal restriction binding on or affecting such Pledgor, (iv)

result in a breach of, or constitute a default under, any indenture or loan or credit agreement or any other agreement, lease or instrument to which such Pledgor is a party or by which it or its properties may be bound or affected, or (v) result in or require the creation of any Lien (other than pursuant to, or as permitted under, this Agreement and the other Loan Documents) upon or with respect to any of the Collateral. This Agreement has been duly executed and delivered by such Pledgor.
SECTION 3.1.3. Authorization, Approval, Etc. Except for the filing of the Financing Statements and continuation statements to be filed in connection therewith, and except for such consents, approvals or other action, or notices that have been obtained or made and are in full force and effect, no consent of any other Person and no authorization, approval, or other action by, and no notice to or filing with, any Governmental Authority is required (a) for the pledge and assignment by such Pledgor of the Collateral purported to be pledged and assigned by it pursuant to this Agreement or for the execution, delivery, or performance of this Agreement by such Pledgor, (b) for the perfection or maintenance of the security interest created hereby (including, without limitation, the first priority nature of such security interest), or (c) for the exercise by the Collateral Agent of the voting or other rights provided for in this Agreement or the remedies in respect of such Collateral pursuant to this Agreement (except as may be required in connection with any disposition of any portion of the Collateral by laws affecting the offering and sale of securities generally).
SECTION 3.1.4. Validity, Etc. This Agreement constitutes the legal, valid and binding obligation of such Pledgor, enforceable against such Pledgor in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors' rights generally, and subject to the effect of general principles of equity (regardless of whether considered in a proceeding in equity or at law).
SECTION 3.1.5. No Proceedings. There is no pending or threatened action, suit, investigation, litigation or proceeding against such Pledgor or any of its properties before any court, governmental agency or arbitrator, that (a) could reasonably be expected to have a Material Adverse Effect or (b) purports to affect the legality, validity or enforceability of this Agreement or any other Loan Document or the consummation of the transactions contemplated hereby.
SECTION 3.1.6. Ownership, No Liens, Etc. Such Pledgor is the legal and beneficial owner of, and has good and marketable title to (and has full right and authority to pledge and assign), the Collateral purported to be pledged and assigned by it hereunder, free and clear of any Lien, except for the security interest created by this Agreement and any restrictions on transfer imposed by any LLC Agreement to which it is a party. No effective financing statement or other instrument similar in effect covering all or any part of the Collateral is on file in any recording office, except as may have been filed in favor of the Collateral Agent relating to this Agreement. Such Pledgor has no trade name.
SECTION 3.1.7. LLC Agreements. Each LLC Agreement to which such Pledgor is a party, true and complete copies of which has been furnished to the Collateral Agent, has been duly authorized, executed and delivered by such Pledgor, has not been amended or otherwise modified (except (i) for any such amendments or modifications prior to the date hereof or (ii) to the extent otherwise permitted hereunder), is in full force and effect and is the legal, valid and binding obligation of, and enforceable against, such Pledgor in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors' rights generally, and subject to the effect of general principles of equity (regardless of whether considered in a proceeding in equity or at law). There exists no default under any such LLC Agreement by such Pledgor.
SECTION 3.1.8. Valid Security Interest. This Agreement creates a valid security interest in the Collateral purported to be pledged and assigned by such Pledgor hereunder securing the payment of the Secured Obligations.
SECTION 3.1.9. Perfection of Security Interest. (a) When the certificates or instruments (if any) representing or evidencing Collateral shall be delivered hereunder, and for so long as such certificates or instruments shall remain in the possession of the Collateral Agent in the State of California, the security interest in such Collateral created hereby shall be perfected under the Uniform Commercial Code as in effect in the State of California, and such security interest, as so perfected, will be first priority.
(b)    Upon the filing of appropriate financing statements (the “Financing Statements”) in each filing office listed in Attachment 2 hereto under the Uniform Commercial Code as in effect in the state in which such filing office is located (the “Applicable UCC”), the security interest in the Collateral purported to be pledged and assigned by such Pledgor hereunder shall be perfected under the Applicable UCC, and no further filings or other actions are necessary to perfect such security interest. When such Financing Statements are duly filed pursuant to the Applicable UCC, such security interest, as so perfected, will be first priority.
(c)    To the extent that any of the Pledged Interests purported to be pledged and assigned by such Pledgor hereunder constitutes “uncertificated securities” (as defined in the U.C.C.), such Pledgor has delivered to the Collateral Agent a written agreement duly executed by the Issuing Company of such Pledged Interests pursuant to which such Issuing Company has agreed to comply with instructions originated by the Collateral Agent with respect to such Pledged Interests without further consent by such Pledgor, as contemplated by Section 8-106(c)(2) of the Uniform Commercial Code as in effect in such Issuing Company's jurisdiction (as determined pursuant to Section 8-110(d) of the U.C.C.). Neither such Pledgor nor such Issuing Company has, directly or indirectly, granted “control” (as defined in said Section 8-106(c)(2)) of any such Pledged Interests to any Person other than the Collateral Agent.
SECTION 3.1.10. Regulatory Status. Such Pledgor is not, and after the consummation of the transactions contemplated by this Agreement and the other Loan Documents will not be, an “investment company”, or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company” (within the meaning of the Investment Company Act of 1940, as amended). Such Pledgor is not (i) subject to regulation under the Federal Power Act, as amended, or (ii) subject to regulation under the applicable laws of any state relating to public utilities and/or public service corporations (other than any state law relating solely to taxation of such Pledgor).
SECTION 3.1.11. Principal Place of Business. The principal place of business and chief executive office of such Pledgor and the office where such Pledgor keeps its records concerning the Collateral is set forth under the name of such Pledgor on the signature pages hereof.
SECTION 3.1.12. Solvency. Such Pledgor is, and upon the consummation of the transactions contemplated under this Agreement and the other Loan Documents will be, Solvent.
SECTION 3.1.13. Conditions to Effectiveness. There are no conditions precedent to the effectiveness of this Agreement that have not been satisfied or waived.
SECTION 3.1.14. Independent Decision. Such Pledgor has, independently and without reliance upon the Agents or any other Secured Party and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.
ARTICLE IV
COVENANTS
SECTION 4.1. Protect Collateral; Further Assurances, Etc. (a) No Pledgor will sell, assign, transfer, pledge, or encumber in any manner the Collateral (except in favor of the Collateral Agent). Each Pledgor will warrant and defend the right and title herein granted unto the Collateral Agent in and to the Collateral (and all right, title, and interest represented by the Collateral) against the claims and demands of all Persons whomsoever. No Pledgor will permit any Issuing Company to issue any Equity Interests (including, without limitation, any non-voting Equity Interests or any Class B Units (as defined in any LLC Agreement)) (i) to such Pledgor or any other Pledgor unless the same is immediately delivered in pledge to the Collateral Agent hereunder or (ii) to any other Person (other than a Pledgor).
(b)    Each Pledgor agrees that from time to time, at the expense of such Pledgor, it will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that the Collateral Agent may reasonably request, in order to perfect, protect, and preserve the pledge, assignment, and security interest granted or purported to be granted hereby or to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, each Pledgor will (i) execute and file, with a copy thereof to the Collateral Agent, such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as the Collateral Agent may reasonably request, in order to perfect and preserve the assignment and security interest granted or purported to be granted hereby; and (ii) mark conspicuously, at the request of the Collateral Agent, each of its records pertaining to the Collateral with a legend, in form and substance satisfactory to the Collateral Agent, indicating that all of its right, title, and interest in and to (A) each LLC Agreement to which it is a party, and (B) all Pledged Interests purported to be pledged and assigned by such Pledgor hereunder, have been assigned and are subject to the security interest pursuant hereto.
(c)    Each Pledgor hereby further authorizes the Collateral Agent to file one or more financing or continuation statements, and amendments thereto, relating to all or any part of the Collateral without the signature of such Pledgor where permitted by law. A photocopy or other reproduction of this Agreement or any security agreement or financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.
(d)    Each Pledgor will furnish to the Collateral Agent from time to time such statements and schedules further identifying and describing the Collateral as and such other reports in connection with the Collateral as the Collateral Agent may reasonably request, all in reasonable detail.
SECTION 4.2. Certificated Securities, etc. Each Pledgor agrees that all certificated securities constituting Collateral delivered by such Pledgor pursuant to this Agreement will be accompanied by duly executed undated blank stock powers or other equivalent instruments of transfer reasonably acceptable to the Collateral Agent. Each Pledgor will, from time to time upon the request of the Collateral Agent, promptly deliver to the Collateral Agent such stock powers, instruments and similar documents, reasonably satisfactory in form and substance to the Collateral Agent, with respect to the Collateral as the Collateral Agent may reasonably request and will, from time to time upon the request of the Collateral Agent after the occurrence and during the continuance of any Event of Default, promptly transfer any Pledged Interests (including, without limitation, any certificated securities constituting Collateral) into the name of any nominee designated by the Collateral Agent.
SECTION 4.3. Continuous Pledge. Subject to Section 2.5, each Pledgor will, at all times, keep pledged to the Collateral

Agent pursuant hereto all Pledged Interests and all other Equity Interests constituting Collateral, all Distributions with respect thereto, and all other Collateral and other securities, instruments, proceeds, and rights from time to time received by or distributable to such Pledgor in respect of any Collateral.
SECTION 4.4. Voting Rights; Distributions, Etc. Each Pledgor agrees:

(a)    after any Event of Default shall have occurred and be continuing and the Collateral Agent has notified such Pledgor that all Distributions with respect to the Pledged Interests otherwise payable to such Pledgor shall be paid to the Collateral Agent for the benefit of the Secured Parties, promptly upon receipt thereof by such Pledgor and without any further request therefor by the Collateral Agent, to deliver (properly endorsed where required hereby or requested by the Collateral Agent) to the Collateral Agent all Distributions, interest, principal, other cash payments, and proceeds of the Collateral, all of which shall be held by the Collateral Agent as additional Collateral for use in accordance with Section 6.4; and

(b)    after any Event of Default shall have occurred and be continuing and the Collateral Agent has notified such Pledgor of the Collateral Agent's intention to exercise its voting power under this Section 4.4(b):

(i)    the Collateral Agent may exercise (to the exclusion of such Pledgor) the voting power and all other incidental rights of ownership with respect to any Pledged Interests or other Equity Interests constituting Collateral and such Pledgor hereby grants the Collateral Agent an irrevocable proxy, exercisable under such circumstances, to vote the Pledged Interests and such other Collateral; and

(ii)    such Pledgor shall promptly deliver to the Collateral Agent such additional proxies and other documents as may be necessary to allow the Collateral Agent to exercise such voting power.

All Distributions, interest, principal, cash payments, and proceeds which may at any time and from time to time be held by any Pledgor but which such Pledgor is then obligated to deliver to the Collateral Agent shall, until delivery to the Collateral Agent, be held by each Pledgor separate and apart from its other property in trust for the Collateral Agent. The Collateral Agent agrees that unless an Event of Default shall have occurred and be continuing and the Collateral Agent shall have given the notice referred to in Section 4.4(b), each Pledgor shall have the exclusive voting power with respect to any Pledged Interests pledged by such Pledgor hereunder and the Collateral Agent shall, upon the written request of any Pledgor, promptly deliver such proxies and other documents, if any, as shall be reasonably requested by such Pledgor which are necessary to allow such Pledgor to exercise voting power with respect to any such Pledged Interests; provided, however, that no vote shall be cast, or consent, waiver, or ratification given, or action taken by any Pledgor that would impair any Collateral or violate any provision of the Credit Agreement or any other Loan Document (including, without limitation, this Agreement).
(c)    Each Pledgor's right to receive and retain any and all Distributions in respect of the Collateral purported to be pledged and assigned by it hereunder shall be further limited as follows:
(i)    Distributions paid or payable other than in cash in respect of, and instruments and other property received, receivable, or otherwise distributed in respect of, or in exchange for, any such Collateral,
(ii)    Distributions paid or payable in cash in respect of any such Collateral in connection with a partial or total liquidation or dissolution, and distributions paid or payable in violation of law or any LLC Agreement, and
(iii)    cash paid, payable, or otherwise distributed in redemption of, or in exchange for, any Collateral, shall be, and shall be forthwith delivered to the Collateral Agent to hold as, Collateral and shall, if received by such Pledgor, be received in trust for the benefit of the Collateral Agent, be segregated from the other property or funds of such Pledgor, and be forthwith delivered to the Collateral Agent as Collateral in the same form as so received (with any necessary indorsement or assignment).
(d)    Upon the occurrence and during the continuance of any Event of Default and notice from the Collateral Agent to such Pledgor of the Collateral Agent's intention to exercise its rights under any provision of this Section 4.4:
(i)    All rights of such Pledgor (A) to receive the Distributions which it would otherwise be authorized to receive and retain and (B) to exercise or refrain from exercising the voting and other consensual rights that it would otherwise be entitled to exercise, in each case pursuant to this Section 4.4, shall cease, and all such rights shall thereupon become vested in the Collateral Agent who shall thereupon have the sole right to receive and hold on behalf of the Secured Parties as Collateral such Distributions and to exercise or refrain from exercising such voting and other consensual rights; and
(A)(ii)    all Distributions that are received by such Pledgor contrary to the provisions of clause (i) above shall be received in trust for the benefit of the Collateral Agent on behalf of the Secured Parties, shall be segregated from other funds of such Pledgor, and shall be forthwith paid over to the Collateral Agent as Collateral in the same form as so received (with any necessary indorsement or assignment).
SECTION 4.5. Place of Perfection; Records. Each Pledgor shall keep its place of business and chief executive office and the office where it keeps its records concerning the Collateral, and the original copies of each LLC Agreement to which it is a party and of all other documents that evidence the Collateral (other than any Pledged Interests delivered to the Collateral Agent pursuant to the terms of this Agreement) at the address for such Pledgor specified on the signature pages hereof or, upon 30 days' prior written notice to the Collateral Agent, at such other location in a jurisdiction where all action required by Section 4.1 to protect, preserve and maintain the lien and security interest created hereby and the priority thereof shall have been taken with respect to the Collateral. In addition, each Pledgor agrees that it shall not, at any time after the date hereof, change its jurisdiction of organization except, upon not less than 30 days' prior written notice to the Collateral Agent, to such other jurisdiction in the United States of America where all action required by Section 4.1 to protect, preserve and maintain the lien and security interest created hereby and the priority thereof shall have been taken with respect to the Collateral. Each Pledgor will hold and preserve such records and will permit representatives of the Collateral Agent and the other Secured Parties at any time during normal business hours to inspect, copy and/or make abstracts from such records.
SECTION 4.6. As to the LLC Agreements. (a) Each Pledgor shall at its expense perform and observe in all material respects all the terms and provisions to be performed or observed by it under each LLC Agreement to which it is a party, maintain each such LLC Agreement in full force and effect, enforce each such LLC Agreement in accordance with its terms, and take all such action to such end as may from time to time be reasonably requested by the Collateral Agent.
(b)    Each Pledgor shall not:
(i)    sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, any of the Collateral, or create or suffer to exist any Lien upon or with respect to any of the Collateral, except (A) for the pledge, assignment, and security interest created by this Agreement and (B) for any restrictions on transfer imposed by any LLC Agreement to which it is a party;
(ii)    cancel or terminate any LLC Agreement to which it is a party or consent to or accept any cancellation or termination thereof;

(iii)     amend, modify or otherwise change any LLC Agreement to which it is a party or give any consent, waiver or approval thereunder, except for such amendments, modifications, changes, consents, waivers and approvals that, individually and in the aggregate, could not reasonably be expected to result in a Material Adverse Effect and provided that a copy of any such amendment, modification, change, consent, waiver or approval shall be provided to the Collateral Agent at least ten (10) days prior to its execution;
(iv)    upon the occurrence and during the continuance of an Event of Default, amend, modify or otherwise change any LLC Agreement to which it is a party, or give any consent, waiver or approval thereunder, except with the prior written consent of the Required Lenders (such consent not to be unreasonably withheld);
(v)    waive any material default under or material breach of any LLC Agreement to which it is a party, except with the prior written consent of the Required Lenders (such consent not to be unreasonably withheld); or
(vi)    take any other action in connection with any LLC Agreement to which it is a party that would impair the value of the interest or rights of such Pledgor thereunder or that would impair the interest or rights of the Collateral Agent or the other Secured Parties.
SECTION 4.7. Affiliate Transactions. No Pledgor will sell, lease or otherwise transfer any Property to, or purchase, lease or otherwise acquire any Property from, or otherwise engage in any other transactions with, any other Pledgor, any Loan Party, or any of their respective Affiliates, except (a) at prices and on terms and conditions no less favorable than could be obtained on an arm's length basis from unrelated third parties, (b) any Restricted Payment permitted by Section 6.08 of the Credit Agreement, and (c) shared corporate or administrative services and staffing with Affiliates, including accounting, legal, human resources and treasury operations, provided on customary terms for similarly situated companies; provided, that the foregoing shall not restrict or limit or otherwise apply to any such transactions between or among FirstEnergy Ventures, FirstEnergy and/or any Subsidiary of FirstEnergy (other than, for the avoidance of doubt, any Borrower).

ARTICLE 5
THE COLLATERAL AGENT
SECTION 5.1. Duties of the Collateral Agent. (a) The Collateral Agent shall not have any duties or obligations except those expressly set forth in this Agreement or the other Loan Documents. Without limiting the generality of the foregoing, (a) the Collateral Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Collateral Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by this Agreement or the other Loan Documents that the Collateral Agent is required to exercise in writing as directed by the Required Lenders, and (c) except as expressly set forth in this Agreement or the other Loan Documents, the Collateral Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrowers that is communicated to or obtained by the bank serving as the Collateral Agent or any of its Affiliates in any capacity. The Collateral Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders or in the absence of its own gross negligence or willful misconduct as determined by the final, non-appealable judgment of a court of competent jurisdiction. The Collateral Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Collateral Agent by a Borrower or a Lender, and the Collateral Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or in connection with any Loan Document, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV of the Credit Agreement or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to the Collateral Agent. The powers conferred on the Collateral Agent hereunder are solely to protect its interest (on behalf of the Secured Parties) in the Collateral and shall not impose any duty on it to exercise any such powers.
(n)The Collateral Agent's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the U.C.C. or otherwise, shall be to deal with it in the same manner as the Collateral Agent deals with similar property for its own account. Neither the Collateral Agent nor any of its Related Parties shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Pledgor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof (including (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Pledged Property, whether or not the Collateral Agent has or is deemed to have knowledge of such matters, and (ii) the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral). The Collateral Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither the Collateral Agent nor any of its Related Parties shall be responsible to any Pledgor for any act or failure to act hereunder, except to the extent that any such act or failure to act is determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of the Collateral Agent or any such Related Parties.
SECTION 5.2. Replacement of the Collateral Agent. The Required Lenders may at any time, with the consent of the Borrowers (which consent shall not be unreasonably withheld or delayed, and shall not be required if an Event of Default shall have occurred and be continuing), replace the Collateral Agent (it being understood that any such replacement Collateral Agent shall be a Person that serves as agent for other credit facilities of a comparable size), provided, that the Required Lenders may not replace the Collateral Agent unless, after giving effect to such replacement and each contemporaneous assignment the Required Lenders or the Borrowers shall have arranged in connection with such replacement, (i) neither the Collateral Agent nor any of its Affiliates shall have outstanding any Loan or Commitment or other obligation of any kind under the Credit Agreement or any other Loan Document, and (ii) each of the Collateral Agent and its Affiliates shall have received payment in full of all amounts owing to it under or in respect of the Credit Agreement and each other Loan Document.
SECTION 5.3. Resignation of the Collateral Agent. Subject to the appointment and acceptance of a successor Collateral Agent as provided in this paragraph, the Collateral Agent may resign at any time by notifying the Required Lenders and the Borrowers. Upon any such resignation, the Required Lenders shall have the right, subject to the approval of the Borrowers (such approval not to be unreasonably withheld or delayed, and not to be required during the continuance of an Event of Default), to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Collateral Agent gives notice of its resignation, then the retiring Collateral Agent may, on behalf of the Lenders and subject to the approval of the Borrowers (such approval not to be unreasonably withheld or delayed, and not to be required during the continuance of an Event of Default), appoint a successor Collateral Agent, which shall be any commercial bank organized under the laws of the United States of America or any State thereof having a combined capital and surplus and undivided profits of not less than $500,000,000. Upon the acceptance of its appointment as the Collateral Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent, and the retiring Collateral Agent shall be discharged from its duties and obligations hereunder and under each other Loan Document. The fees payable by the Borrowers to a successor Collateral Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrowers and such successor. After the Collateral Agent's resignation hereunder, the provisions of this Article V, Article VIII of the Credit Agreement and Section 9.03 of the Credit Agreement shall continue in effect for the benefit of such retiring

Collateral Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as the Collateral Agent.
SECTION 5.4. Collateral Agent Appointed Attorney-in-Fact. Each Pledgor hereby irrevocably constitutes and appoints the Collateral Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Pledgor and in the name of such Pledgor or in its own name, for the purpose of carrying out the terms of this Agreement, to take, upon the occurrence and during the continuance of any Event of Default, any and all appropriate action and to execute any and all documents and instruments that may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Pledgor hereby gives the Collateral Agent the power and right, on behalf of such Pledgor, upon the occurrence and during the continuance of an Event of Default, without notice to or assent by such Pledgor, to do any or all of the following:
(a)    in the name of such Pledgor or its own name, or otherwise, take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under or in respect of any Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Collateral Agent for the purpose of collecting any and all such moneys due under or in respect of any Collateral whenever payable; and
(b)    (i) direct any Person liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Collateral Agent or as the Collateral Agent shall direct; (ii) ask or demand for, collect, and receive payment of and give receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (iii) receive, collect, sign and endorse any drafts or other instruments, documents and chattel paper in connection with any of the Collateral; (iv) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (v) defend any suit, action or proceeding brought against such Pledgor with respect to any Collateral; (vi) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Collateral Agent may deem appropriate; and (vii) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Collateral Agent were the absolute owner thereof for all purposes, and do, at the Collateral Agent's option and such Pledgor's expense, at any time, or from time to time, all acts and things that the Collateral Agent deems necessary to protect, preserve or realize upon the Collateral and the Secured Parties' security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Pledgor might do.
Each Pledgor hereby acknowledges, consents and agrees that the power of attorney granted pursuant to this Section is irrevocable and coupled with an interest.
ARTICLE VI
REMEDIES
SECTION 6.1. Certain Remedies. If any Event of Default shall have occurred and be continuing:
(a)    The Collateral Agent may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the U.C.C. (whether or not the U.C.C. applies to the affected Collateral) and also may, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Pledgor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), sell, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing) in one or more parcels at public or private sale, at any of the Collateral Agent's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Collateral Agent may deem commercially reasonable. The Collateral Agent shall give at least ten (10) days' prior notice to each Pledgor of the time and place of any public sale or the time after which any private sale is to be made, and each Pledgor agrees that such notice shall constitute reasonable notification. The Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.
(b)    The Collateral Agent may:
(i)    transfer all or any part of the Collateral into the name of the Collateral Agent or its nominee, with or without disclosing that such Collateral is subject to the lien and security interest hereunder,
(ii)    notify the parties obligated on any of the Collateral to make payment to the Collateral Agent of any amount due or to become due thereunder,

(iii)    enforce collection of any of the Collateral by suit or otherwise, and surrender, release or exchange all or any part thereof, or compromise or extend or renew for any period (whether or not longer than the original period) any obligations of any nature of any Person with respect thereto,
(iv)    endorse any checks, drafts, or other writings in each Pledgor's name to allow collection of the Collateral,
(v)    take control of any proceeds of the Collateral, and
(vi)    execute (in the name, place and stead of each Pledgor) endorsements, assignments, stock powers and other instruments of conveyance or transfer with respect to all or any of the Collateral.
Each such purchaser of the Collateral shall hold the property sold absolutely free from any claim or right on the part of any Pledgor, and to the extent permitted by applicable law, the Pledgors hereby waive all rights of redemption, stay, valuation and appraisal any Pledgor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.
SECTION 6.2. Securities Laws. If the Collateral Agent shall determine to exercise its right to sell all or any of the Collateral pursuant to Section 6.1, each Pledgor agrees that, upon request of the Collateral Agent, such Pledgor will, at its own expense:
(a)    execute and deliver, and cause each of the Issuing Companies and their respective directors, officers and Equity Interest Holders to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts and things, as may be necessary or, in the opinion of the Collateral Agent, advisable to register such Collateral under the provisions of the Securities Act of 1933, as from time to time amended (the “Securities Act”), and to cause the registration statement relating thereto to become effective and to remain effective for such period as prospectuses are required by law to be furnished, and to make all amendments and supplements thereto and to the related prospectus which, in the opinion of the Collateral Agent, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto;
(b)    use its best efforts to qualify the Collateral under the state securities or “Blue Sky” laws and to obtain all necessary governmental approvals for the sale of the Collateral, as requested by the Collateral Agent;
(c)    cause each Issuing Company to make available to its security holders, as soon as practicable, an earnings statement that will satisfy the provisions of Section 11(a) of the Securities Act; and
(d)    do or cause to be done all such other acts and things as may be necessary to make such sale of the Collateral or any part thereof valid and binding and in compliance with applicable law.
Each Pledgor further acknowledges the impossibility of ascertaining the amount of damages that would be suffered by the Collateral Agent or the Secured Parties by reason of the failure by such Pledgor to perform any of the covenants contained in this Section and, consequently, to the extent permitted under applicable law, agrees that, if such Pledgor shall fail to perform any of such covenants, it shall pay, as liquidated damages and not as a penalty, an amount equal to the value (as determined by the Collateral Agent) of the Collateral on the date the Collateral Agent shall demand compliance with this Section.
SECTION 6.3. Compliance with Restrictions. Each Pledgor agrees that in any sale of any of the Collateral whenever an Event of Default shall have occurred and be continuing, the Collateral Agent is hereby authorized to comply with any limitation or restriction in connection with such sale as it may be advised by counsel is necessary in order to avoid any violation of applicable law (including, without limitation, compliance with such procedures as may restrict the number of prospective bidders and purchasers, require that such prospective bidders and purchasers have certain qualifications, and restrict such prospective bidders and purchasers to Persons who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or resale of such Collateral), or in order to obtain any required approval of the sale or of the purchaser by any governmental regulatory authority or official, and each Pledgor further agrees that such compliance shall not result in such sale being considered or deemed not to have been made in a commercially reasonable manner, nor shall the Collateral Agent be liable or accountable to any Pledgor for any discount allowed by reason of the fact that such Collateral is sold in compliance with any such limitation or restriction.
SECTION 6.4. Application of Proceeds. (a) Subject to Section 6.4(b) below, all cash proceeds received by the Collateral Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral shall be applied (after payment of any amounts payable to the Collateral Agent pursuant to Section 9.03 of the Credit Agreement and Section 6.5 below) in whole or in part by the Collateral Agent for the ratable benefit of the Secured Parties against all or any part of the Secured Obligations in such manner as the Collateral Agent determines in its sole discretion. Any surplus of such cash or cash proceeds held by the Collateral Agent and remaining after payment in full of all the Secured Obligations, the termination of all Commitments and the termination or expiration of all Specified Hedge Agreements, shall be paid over to the Pledgors or to whomsoever may be lawfully entitled to receive such surplus

(b)    All payments received and amounts realized by the Collateral Agent under this Agreement or any other Loan Document while an Event of Default with respect to the payment of any amount due under any Loan Document, or any other Event of Default which results in the acceleration of the Secured Obligations, shall have occurred and be continuing, as well as all payments or amounts then held or thereafter received by the Collateral Agent as part of the Collateral during the continuation of such Event of Default, shall be applied by the Collateral Agent in the following order of priority:
First, so much of such amounts as shall be required to reimburse the Collateral Agent for the costs and expenses of retaking, holding and preparing the Collateral for sale and the selling of the Collateral (including, without limitation, advertising, selling and legal expenses and attorneys' fees) and the discharge of all assessments or Liens, if any, on the Collateral prior to the Lien created by the Security Documents (except any taxes, assessments or Liens subject to which such sale shall have been made), and to reimburse the Agents for any fees, expenses or other losses incurred by the Agents in connection with their duties and rights (to the extent not previously reimbursed) under the Loan Documents, shall be distributed to the Agents ratably, without priority, in accordance with the amount of such costs, expenses and losses to the Agents;
Second, so much of such amounts as shall be required to reimburse the Secured Parties for amounts advanced by them or their predecessors in interest for purposes of curing any such Event of Default or enforcing rights under any Loan Document (to the extent not previously reimbursed) shall be distributed to the Secured Parties ratably, without priority of one over the other, in accordance with the total amount of such reimbursements then being made;
Third, so much of such amounts as shall be required to pay in full all fees due to the Secured Parties pursuant to the Loan Documents (including, without limitation, any Specified Hedge Agreements and the Fee Letter) shall be distributed to the applicable Secured Parties without priority of one over the other;
Fourth, so much of such amounts as shall be required to pay in full all accrued interest payable to the Secured Parties in respect of the Loans, shall be distributed ratably to each of the Secured Parties entitled to receive such interest without order of priority;
(o)Fifth, so much of such amounts as shall be required (i) to pay or prepay in full, ratably without priority of one over the other, the outstanding principal amount of the Loans until the Loans are paid in full, and (ii) to pay or prepay in full all payments due under any Specified Hedge Agreement to which a Secured Party is a party, shall be distributed to the Secured Parties entitled to the same; and in case such amounts shall be insufficient to pay in full all of the foregoing amounts described in clauses (i) and (ii) above, then to the payment thereof to each of the Secured Parties, ratably in proportion to its percentage of the sum of all such foregoing amounts;
Sixth, so much of such amounts as shall be required to pay any Secured Obligations not covered in clause First, Second, Third, Fourth, or Fifth above shall be distributed to the Secured Parties entitled to the same, ratably, without priority of one over the other; and,
Seventh, the balance, if any, of such amounts remaining thereafter shall be paid to the Person lawfully entitled to receive the same or shall be paid to whomsoever a court of competent jurisdiction may direct.
SECTION 6.5. Indemnity and Expenses. The Pledgors hereby agree, jointly and severally, to indemnify and hold harmless the Collateral Agent, the other Secured Parties and their respective Related Parties (each, an “Indemnified Party”) from and against any and all claims, losses and liabilities arising out of or resulting from this Agreement (including, without limitation, enforcement of this Agreement), except to the extent that such claims, losses or liabilities are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnified Party. To the extent not paid by the Borrowers pursuant to Section 9.03 of the Credit Agreement, upon demand, each Pledgor will pay to the Collateral Agent the amount of any and all reasonable expenses, including the reasonable fees and disbursements of its counsel and of any experts and agents, which the Collateral Agent may incur in connection with:

(a)	the administration of this Agreement, the Credit Agreement and each other Loan Document;

(b)	the custody, preservation, use, or operation of, or the sale of, collection from, or other realization upon, any of the Collateral;

(c)	the exercise or enforcement of any of the rights of the Collateral Agent hereunder; or

(d)	the failure by such Pledgor to perform or observe any of the provisions hereof.
To the extent that any of the Pledgors fails to pay any amount required to be paid by it to the Collateral Agent hereunder, each Lender severally agrees to pay to the Administrative Agent such Lender's Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Collateral Agent in its capacity as such.

ARTICLE VII
MISCELLANEOUS PROVISIONS
SECTION 7.1. Loan Document. This Agreement is a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof.
SECTION 7.2. Amendments, etc.; Successors and Assigns.
(a)    No amendment to or waiver of any provision of this Agreement nor consent to any departure by any Pledgor herefrom shall in any event be effective unless the same shall be in writing and signed by the Collateral Agent (acting upon the instructions of the Required Lenders) and, in the case of any such amendment, each Pledgor, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it is given.
(b)    In addition to, and not in limitation of, Section 2.6, this Agreement shall be binding upon each Pledgor and its successors, permitted transferees and permitted assigns, and shall inure to the benefit of and be enforceable by the Collateral Agent and each other Secured Party and their respective successors, transferees and assigns.
SECTION 7.3. Protection of Collateral. The Collateral Agent may from time to time, at its option and at the expense of the Pledgors, perform or cause the performance of any act which any Pledgor agrees hereunder to perform and which such Pledgor shall fail to perform after being requested in writing so to perform (it being understood that no such request need be given after the occurrence and during the continuance of any Event of Default), and the Collateral Agent may from time to time take any other action that the Collateral Agent deems necessary or appropriate for the maintenance, preservation or protection of any of the Collateral or of its security interest therein.
SECTION 7.4. Addresses for Notices. All notices and other communications provided for hereunder shall be in writing (including telegraphic, facsimile, telex or cable communication) and mailed, telegraphed, telecopied, telexed, cabled or delivered, if to any Pledgor, at its address designated as corresponding to it on the signature pages hereof, and if to the Collateral Agent, at its address specified in the Credit Agreement; or, as to each party, at such other address as shall be designated by such party in a written notice to the other parties. All such notices and communications shall, when mailed, telegraphed, telecopied, telexed or cabled, be effective five days after being deposited in the mails, or when delivered to the telegraph company, telecopied, confirmed by telex answerback or delivered to the cable company, respectively, except that notices and communications to the Collateral Agent shall not be effective until received by the Collateral Agent.
SECTION 7.5. No Waiver; Remedies. No failure on the part of the Collateral Agent or any other Secured Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The Collateral Agent and each other Secured Party shall have all remedies available at law or equity, including, without limitation, the remedy of specific performance for any breach of any provision hereof. The remedies herein provided are cumulative and not exclusive of any remedies provided by law or equity.
SECTION 7.6. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provisions in any other jurisdiction.
SECTION 7.7. Waiver of Jury Trial. EACH OF THE PLEDGORS AND THE COLLATERAL AGENT HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH OF THE PLEDGORS AND THE COLLATERAL AGENT (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY TO ANY LOAN DOCUMENT HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES TO THE LOAN DOCUMENTS HAVE BEEN INDUCED TO ENTER INTO THE LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
SECTION 7.8. Captions. Article and section captions used in this Agreement are for convenience of reference only, and shall not affect the construction of this Agreement.
SECTION 7.9. Counterparts. This Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier or other electronic transmission shall be effective as delivery of an original executed counterpart of this Guaranty.

SECTION 7.10. Governing Law, Entire Agreement, etc. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York, except to the extent that the validity or perfection of the security interest hereunder, or remedies hereunder, in respect of any particular Collateral are governed by the laws of a jurisdiction other than the State of New York. This Agreement and the other Loan Documents constitute the entire understanding among the parties hereto with respect to the subject matter hereof and supersede any prior agreements, written or oral, with respect thereto.
SECTION 7.11. Submission to Jurisdiction.

(a)    Each Pledgor hereby irrevocably and unconditionally submits, for itself and its Property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any of the other Loan Documents to which it is or is to be a party, or for recognition or enforcement of any judgment, and each Pledgor hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court. Each Pledgor agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that the Collateral Agent or any other Secured Party may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against one or more of the Pledgors or their respective Properties in the courts of any other jurisdiction.

(b)    Each Pledgor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document to which it is or is to be a party in any court referred to in paragraph (a) of this Section. Each Pledgor hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such suit, action or proceeding in any such court. Each Pledgor also irrevocably consents, to the fullest extent permitted by law, to the service of any and all process in any such suit, action or proceeding in the manner provided for notices in Section 7.4. Nothing in this Agreement or any other Loan Document will affect the right of the Collateral Agent or any other Secured Party to serve process in any other manner permitted by law.
SECTION 1.12. Reinstatement; Amendment and Restatement.
(a)    This Agreement and the obligations of the Pledgors hereunder shall automatically be reinstated if and to the extent that for any reason any payment made pursuant to this Agreement or any other Loan Document is rescinded or must otherwise be restored or returned, whether as a result of any proceedings in bankruptcy or reorganization or otherwise with respect to any Pledgor or any other Person or as a result of any settlement or compromise with any Person (including any Pledgor) in respect of such payment.
(b)    By execution of this Agreement, the parties hereto agree that (i) all references in the Loan Documents to the Existing Pledge Agreement and the obligations of the Pledgors thereunder shall be deemed to refer to this Agreement and the continuation of the Pledgors' obligations hereunder, and (ii) all Liens created by or granted under Existing Pledge Agreement are in all respects continuing and in full force and effect and secure the payment of such continuing obligations hereunder.
(c)    This Agreement is given in substitution of, and not as payment or satisfaction of, the obligations of the Pledgors under the Existing Pledge Agreement and is not intended to be a novation of the Existing Pledge Agreement. Upon the effectiveness of this Agreement, all Liens granted under the Existing Pledge Agreement shall be in all respects continuing and in full force and effect and shall secure the payment of the Secured Obligations.
SECTION 7.13. Consent and Acknowledgement. Each of the Pledgors hereby acknowledges receiving copies of the Credit Agreement and the other Loan Documents and consents to the terms and provisions thereof. In addition, each of the Pledgors hereby consents to the extent required by any LLC Agreement or any other organizational documents of the Issuing Companies to the pledge by each Pledgor, pursuant to the terms hereof, of the Pledged Property and the other Collateral and, upon the occurrence and during the continuance of an Event of Default, to the transfer of such Pledged Property and other Collateral to the Collateral Agent or its nominee and to the substitution of the Collateral Agent or its nominee as the substituted Equity Interest Holder in any Issuing Company with all rights, powers and duties of a member or other Equity Interest Holder of such Issuing Company.
[Next page is the signature page]

S-2

[Amended and Restated Pledge and Security Agreement Signature Page]

S-1

[Amended and Restated Pledge and Security Agreement Signature Page]
IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the day and year first above written.

GLOBAL MINING HOLDING COMPANY, LLC

By: _____________________________
Name:
Title:

Address:

41 South High Street, Suite 3750-South
Columbus, Ohio 43215
Attention: Brian T. Murphy
Telephone No.: 614-221-0101
Facsimile No.: 614-221-0117

GLOBAL MINING GROUP, LLC

By: _____________________________
Name:
Title:

Address:

41 South High Street, Suite 3750 - South
Columbus, Ohio 43215
Attention: Brian T. Murphy
Telephone No.: 614-221-0101
Facsimile No.: 614-221-0117

Acknowledged and Accepted:

UNION BANK, N.A., as Collateral Agent
By: _________________________________
Name:
Title:

[Attachment 1 to Amended and Restated Pledge and Security Agreement]
ATTACHMENT 1
to
Amended and Restated Pledge and Security Agreement
Pledged Limited Liability Company Interests

Pledgor	Issuing Company	Title and Date of LLC Agreement	Type and Percentage of Equity Interests Pledged	Certificate No. (if any)
Global Mining Holding Company, LLC	Global Rail Group, LLC	Amended and Restated Limited Liability Company Agreement, dated as of [_______ __], 2011, by Global Mining Holding Company, LLC	100% of the Equity Interests, represented by Units	N/A
Global Mining Group, LLC	Signal Peak Energy, LLC	Amended and Restated Limited Liability Company Agreement, dated as of [________ __], 2011, by Global Mining Group, LLC	100% of the Equity Interests, represented by Units	N/A

[Attachment 2 to Amended and Restated Pledge and Security Agreement]

[Execution Version]

ATTACHMENT 2
to
Amended and Restated Pledge and Security Agreement
Filing Offices for UCC Financing Statements

Pledgor                        Filing Offices

Global Mining Holding Company, LLC        Delaware Secretary of State

Global Mining Group, LLC                 Delaware Secretary of State

Exhibit C

[Form of Guaranty Amendment]

(Attached)

1
Amendment No. 2 to Loan Agreement.DOC
5

[Execution Version]
61517241_3

AMENDMENT NO. 1 AND JOINDER TO GUARANTY

This AMENDMENT NO. 1 AND JOINDER TO GUARANTY (this “Amendment”), dated as of [_________ __], 2011, is made by and among FIRSTENERGY CORP., an Ohio corporation (“FirstEnergy”), GLOBAL MINING GROUP, LLC, a Delaware limited liability company (“Global Mining”), WMB LOAN VENTURES, LLC, a Delaware limited liability company (“WMB”), WMB LOAN VENTURES II, LLC, a Delaware limited liability company (“WMB II”, and together with FirstEnergy, Global Mining and WMB being referred to herein, collectively, as the “Existing Guarantors” and, individually, as an “Existing Guarantor”), GLOBAL MINING HOLDING COMPANY, LLC, a Delaware limited liability company (the “New Guarantor”, and together with the Existing Guarantors being referred to herein, collectively, as the “Guarantors” and, individually, as a “Guarantor”), the lenders listed on the signature pages of this Amendment as “Lenders” (such lenders, together with their respective permitted assignees from time to time, being referred to herein, collectively, as the “Lenders”), and UNION BANK, N.A., as administrative agent (in such capacity, the “Administrative Agent”) and as collateral agent (in such capacity, the “Collateral Agent”) for the Lenders.

W I T N E S S E T H

WHEREAS, the Borrowers, the Lenders, the Administrative Agent and the Collateral Agent are parties to that certain Credit Agreement, dated as of October 22, 2010, as amended by Amendment No. 1 to the Credit Agreement, dated as of March 8, 2011, and Amendment No. 2 thereto (“Amendment No. 2”), dated as of September 26, 2011 (as so amended, the “Amended Credit Agreement”, and as the Amended Agreement may hereafter be amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, the Existing Guarantors are parties to that certain Guaranty Agreement, dated as of October 22, 2010 (the “Existing Guaranty”, as amended by this Amendment, the “Amended Guaranty”, and as the Amended Guaranty may hereafter be amended, amended and restated, supplemented or otherwise modified from time to time, the “Guaranty”), in favor of the Lenders, the Administrative Agent and the Collateral Agent;

WHEREAS, each of the Guarantors will derive substantial direct and indirect benefits from the transactions contemplated by Amendment No. 2 and the Credit Agreement; and

WHEREAS, the effectiveness of Amendment No. 2 is conditioned upon, among other things, the execution and delivery of this Amendment by each Guarantor;

NOW, THEREFORE, in consideration of the foregoing, the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. Definitions. Except as otherwise defined in this Amendment, terms defined in the Existing Guaranty and, if not defined in the Existing Guaranty, in the Amended Credit Agreement are used herein as defined therein.
SECTION 2. Amendments to Guaranty. The Existing Guaranty is, effective as of the date hereof, hereby amended as follows:
(a)    Representations and Warranties. Section 6(a) of the Existing Guaranty is hereby amended and restated in its entirety to read as follows:
“(a)    FirstEnergy hereby makes for the benefit of the Beneficiaries all of the representations and warranties of FirstEnergy contained in Section 4.01 (other than subsection (i) thereof) of that certain Credit Agreement, dated as of June 17, 2011 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “FirstEnergy Credit Agreement”), among FirstEnergy, The Cleveland Electric Illuminating Company, an Ohio corporation, Metropolitan Edison Company, a Pennsylvania corporation, Ohio Edison Company, an Ohio corporation, Pennsylvania Power Company, a Pennsylvania corporation, The Toledo Edison Company, an Ohio corporation, American Transmission Systems, Incorporated, an Ohio corporation, Jersey Central Power & Light Company, a New Jersey corporation, Monongahela Power Company, an Ohio corporation, Pennsylvania Electric Company, a Pennsylvania corporation, The Potomac Edison Company, a Virginia corporation, and West Penn Power Company, a Pennsylvania corporation, as borrowers, the banks and other financial institutions named therein, The Royal Bank of Scotland plc, as administrative agent, the fronting banks party thereto from time to time and the swing line lenders party thereto from time to time (in the form of such representations and warranties (and all defined terms used therein) as they exist as of the Amendment No. 2 Effective Date and as they may thereafter be amended from time to time, but only to the extent that the incorporation of any such amendments into this Guaranty has been consented to in accordance with Section 10 hereof), which representations and warranties (and all defined terms used therein) are incorporated herein by reference as if set forth at length in this Guaranty, mutatis mutandis; provided that each reference to the term “this Agreement” shall be deemed to be a reference to this Guaranty; each reference to the term “Loan Documents” shall be deemed to be a reference to this Guaranty and each other Loan Document to which FirstEnergy is a party, if any; each reference to the term “Borrower” shall be deemed to be a reference to FirstEnergy; and each reference to the term “Administrative Agent”, “Bank”, “Fronting Bank” or “Lender” shall be deemed to be a reference to the Beneficiaries.”

(b)    FirstEnergy Covenants. Section 7(a) of the Existing Guaranty is hereby amended by deleting the phrase “as they exist as of the date of this Guaranty and as they may hereafter be amended” in its entirety and substituting therefor the new phrase “as they exist as of the Amendment No. 2 Effective Date and as they may thereafter be amended”.
SECTION 3. Joinder to Guaranty. (a) The New Guarantor (i) agrees to, and does hereby, become a Guarantor under the Guaranty, with the same force and effect as if it were an original party to the Guaranty, and further agrees (A) that each reference in the Guaranty to a “Guarantor” or the “Guarantors” shall also mean and be a reference to the New Guarantor, and (B) to be obligated and bound by all the terms, provisions and covenants under the Guaranty and the other Loan Documents which are binding on a Guarantor, and (ii) represents and warrants that each of the representations and warranties contained in the Guaranty as it relates to the New Guarantor is true and correct as of the date hereof, with the same effect as though such representations and warranties had been made on and as of the date hereof after giving effect to this Amendment and the joinder of the New Guarantor as an additional Guarantor.
(b)    In furtherance, and without limitation, of subsection (a) above, the New Guarantor hereby absolutely, unconditionally and irrevocably guarantees the punctual payment when due, whether at scheduled maturity or on any date of a required prepayment or by acceleration, demand or otherwise, of all Obligations of the Borrowers now or hereafter existing under or in respect of the Credit Agreement and the other Loan Documents (including, without limitation, any extensions, modifications, substitutions, amendments or renewals of any or all of the foregoing Obligations), whether direct or indirect, absolute or contingent, and whether for principal, interest, reimbursement obligations, premiums, fees, indemnities, contract causes of action, costs, expenses or otherwise, including, without limitation, the obligation of the Borrowers to pay principal, interest, charges, expenses, fees, attorneys' fees and disbursements, indemnities and other amounts payable by the Borrowers under any Loan Document, and agrees to pay any and all expenses (including, without limitation, fees and expenses of counsel) incurred by any Beneficiary in enforcing any rights under this Amendment or under the Guaranty.
SECTION 4.  Representations and Warranties of the Guarantors. (a) Each Guarantor represents and warrants as follows:
(i)    The execution and delivery of this Amendment, and the performance by such Guarantor of this Amendment and the Amended Guaranty, (A) are within such Guarantor's corporate or limited liability company powers, as applicable, and (B) have been duly authorized by all necessary corporate or limited liability company action, as applicable.
(ii)    This Amendment and the Amended Guaranty constitute legal, valid and binding obligations of such Guarantor, enforceable against such Guarantor in accordance with their respective terms, subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law. This Amendment has been duly executed and delivered by such Guarantor.
(iii)    The execution and delivery of this Amendment, and the performance by such Guarantor of this Amendment and the Amended Guaranty, do not and will not (A) require any consent or approval of, registration or filing with, or any action by, any Governmental Authority or any other Person, except such as have been obtained or made and are in full force and effect, (B) violate any Requirement of Law, except where such violation (other than any such violation of the certificate of formation, the limited liability company agreement or other organizational document or governing document of such Guarantor) could not reasonably be expected to have a Material Adverse Effect, (C) violate or result in a default under any indenture, agreement or other instrument binding upon such Guarantor or its assets, or give rise to a right thereunder to require any payment to be made by such Guarantor, except where such violation, default or right to require payment could not reasonably be expected to have a Material Adverse Effect, or (D) result in the creation or imposition of any Lien on any of the revenues or assets of such Guarantor (other than Liens permitted under the Amended Credit Agreement).
(iv)    As of the Amendment No. 2 Effective Date, FirstEnergy owns, indirectly, 33⅓% of the issued and outstanding Equity Interests of the New Guarantor and the New Guarantor owns, directly or indirectly, 100% of the issued and outstanding Equity Interests of Global Mining and the Borrowers.
(b)    Each Guarantor (other than FirstEnergy) represents and warrants that there are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of such Guarantor, threatened against such Guarantor (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, would, individually or in the aggregate, result in a Material Adverse Effect, or (ii) that involve this Amendment or the Guaranty, or the consummation of the transactions contemplated hereby.
(c)    FirstEnergy represents and warrants that all of the representations and warranties made by FirstEnergy pursuant to Section 6(a) of the Amended Guaranty are true and correct in all material respects on and as of the date hereof as though made on and as of such date.
SECTION 5. Reference to and Effect on the Guaranty.
(a)    Upon the effectiveness of this Amendment: (i) each reference in the Existing Guaranty to “this Guaranty”, “hereunder”, “hereof” or words of like import referring to the Existing Guaranty shall mean and be a reference to the Guaranty; and (ii) each reference in any other Loan Document to “the Guaranty”, “thereunder”, “thereof” or words of like import referring to the Existing Guaranty shall mean and be a reference to the Guaranty.
(b)    Except as specifically amended by this Amendment, the Existing Guaranty shall continue to be in full force and effect and is hereby in all respects ratified and confirmed.

(c)    The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Administrative Agent, the Collateral Agent or the Lenders under the Existing Guaranty or any other Loan Document, nor constitute a waiver of any provision of the Existing Guaranty or any other Loan Document.
SECTION 6. Miscellaneous. This Amendment shall constitute a Loan Document and shall be subject to the provisions of Sections 11, 17 and 18 of the Guaranty, each of which is incorporated by reference herein, mutatis mutandis.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]
S-1
Signature Page to Amendment No. 1 and Joinder to Guaranty
IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.
GUARANTORS
FIRSTENERGY CORP.
By: _____________________________
Name: James F. Pearson
Title: Vice President and Treasurer

Address:        76 South Main Street
Akron, Ohio 44308
Telecopy No.    330-384-3772
Attention:        James F. Pearson

GLOBAL MINING GROUP, LLC
By: _____________________________

Name:
Title:

Address:	41 South High Street
Suite 3750-South
Columbus, Ohio 43215

Telecopy No.	614-221-0117
Attention:    Brian T. MurphyS-5
Signature Page to Amendment No. 1 and Joinder to Guaranty

S-2
Signature Page to Amendment No. 1 and Joinder to Guaranty
WMB LOAN VENTURES, LLC
By: _____________________________
Name:
Title:

Address:	41 South High Street
Suite 3750-South
Columbus, Ohio 43215

Telecopy No.	614-221-0117
Attention:    Brian T. Murphy
WMB LOAN VENTURES II, LLC
By: _____________________________
Name:
Title:

Address:	41 South High Street
Suite 3750-South
Columbus, Ohio 43215

Telecopy No.	614-221-0117
Attention:    Brian T. Murphy

GLOBAL MINING HOLDING COMPANY, LLC
By: _____________________________
Name:
Title:

Address:	41 South High Street
Suite 3750-South
Columbus, Ohio 43215

Telecopy No.	614-221-0117
Attention:    Brian T. Murphy

S-3
Signature Page to Amendment No. 1 and Joinder to Guaranty
LENDERS

UNION BANK, N.A., as a Lender

By: ________________________________
Name:
Title:

BANCO BILBAO VIZCAYA ARGENTARIA, S.A. NEW YORK BRANCH, as a Lender

By: _________________________________
Name:
Title:

By: _________________________________
Name:
Title:

CIBC INC., as a Lender

By: _________________________________
Name:
Title:

COBANK, ACB, as a Lender

By: _________________________________
Name:
Title:

S-5
Signature Page to Amendment No. 1 and Joinder to Guaranty

COMERICA BANK, as a Lender

By: _________________________________
Name:
Title:

CREDIT AGRICOLE CORPORATE AND
INVESTMENT BANK, as a Lender

By: _________________________________
Name:
Title:

FIFTH THIRD BANK, as a Lender

By: _________________________________
Name:
Title:

FIRSTMERIT BANK, N.A., as a Lender

By: _________________________________
Name:
Title:

ROYAL BANK OF CANADA, as a Lender

By: _________________________________
Name:
Title:

SOVEREIGN BANK, as a Lender

By: _________________________________
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION, as a Lender

By: _________________________________
Name:
Title:

RBC BANK (USA), as a Lender

By: _________________________________
Name:
Title:

AGREED AND ACCEPTED:

UNION BANK, N.A., as Administrative Agent and
as Collateral Agent

By: _____________________________
Name:
Title:

Exhibit D

[Form of Assignment and Assumption Agreement]

(Attached) 2

61516537_3
ASSIGNMENT AND ASSUMPTION AGREEMENT

ASSIGNMENT AND ASSUMPTION AGREEMENT, dated as of [________ __], 2011 (this “Agreement”), among FirstEnergy Ventures Corp., an Ohio corporation (“FirstEnergy Ventures”), WMB Loan Ventures II, LLC, a Delaware limited liability company (“WMB II”, and together with FirstEnergy Ventures, collectively, the “Assignors” and, individually, an “Assignor”), and Global Mining Holding Company, LLC, a Delaware limited liability company (the “Assignee”).
RECITALS
A.    The Assignors are parties to a Pledge and Security Agreement, dated as of October 22, 2010 (as amended, restated, supplemented or otherwise modified from time to time, the “Pledge Agreement”), by the Assignors and Global Mining Group, LLC, a Delaware limited liability company (“Global Mining Group”), as pledgors, in favor of Union Bank, N.A., as collateral agent (in such capacity, the “Collateral Agent”) for the Secured Parties. Capitalized terms used but not defined herein shall have the meanings assigned thereto in the Pledge Agreement.
B.    The Assignors desire to sell and assign to the Assignee all of their respective rights and obligations under the Pledge Agreement, and the Assignee desires to purchase and assume from the Assignors all of the Assignors' rights and obligations under the Pledge Agreement.
In consideration of the mutual agreements herein contained, the parties hereto hereby agree as follows:
1.Assignment by Assignors to the Assignee. For consideration agreed upon by the parties, each Assignor does hereby sell and assign to the Assignee, to have and to hold all for the Assignee's own use and benefit, all of such Assignor's rights and obligations under the Pledge Agreement. Such sale and assignment is without recourse to each such Assignor and, except as expressly provided in this Agreement, without representation or warranty by each such Assignor.
2.Assumption by the Assignee. For consideration agreed upon by the parties, the Assignee hereby purchases from each Assignor all of such Assignor's rights and obligations under the Pledge Agreement and agrees that it shall be bound by all the terms of the Pledge Agreement. For the avoidance of doubt, the Assignee acknowledges and agrees that the Collateral shall continue to be subject to the Lien created pursuant to the Pledge Agreement and that the Assignee's right, title and interest in the Collateral was acquired, and has at all times been, subject to such Lien. Immediately after the effectiveness of this Agreement, the Assignee will agree, and will cause Global Mining Group to agree, to amend and restate the Pledge Agreement pursuant to that certain Amended and Restated Pledge Agreement, dated as of the date hereof, by the Assignee and Global Mining Group, as pledgors, in favor of the Collateral Agent.
3.Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the principles of conflicts of law thereof that would apply the laws of another jurisdiction.
4.Further Assurances. Each of the parties hereto shall execute such documents and perform such further acts as may be reasonably required or desirable to carry out or to perform the provisions of this Agreement.
5.Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic communication shall be effective as delivery of a manually executed counterpart of this Agreement.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

Signature Page to Assignment and Assumption Agreement - Signal Peak Energy/Global Rail Group
IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

FIRSTENERGY VENTURES CORP., as Assignor

By: ______________________________
Name:
Title:
WMB LOAN VENTURES II, LLC, as Assignor

By: ______________________________
Name:
Title:
GLOBAL MINING HOLDING COMPANY, LLC, as Assignee
By:
Name:
Title:

Exhibit E

EXHIBIT F
to the Credit Agreement

Principal terms of the amended and restated operating agreement of global mining holding

(Attached)

Parties:	The Operating Agreement of Global Mining Holding Company, LLC (the "Company") is to be amended to reflect the admission of Gunvor as a Member owning 33 1/3% of the membership interests.
Management Committee:
For so long as Gunvor holds at least 33 and 1/3% of the Company, it shall have the right to appoint 2 out of 6 members of the management committee and for so long as it holds at least 10% of the Company it shall have the right to appoint 1 out of 6 members of the management committee. At all times, quorum for a meeting shall include at least one Manager from each Member who has appointed a Manager (unless persistent failure to attend and after providing adequate notice of such meetings). The Company shall cover the expenses of the Managers incurred in connection with meeting attendance and fulfillment of duties and provide D&O insurance as reasonably required by Gunvor.

Other than as set forth in "Additional Covenants" below, actions by the Management Committee shall be approved by at least a Majority of the Managers.
Additional Covenants:
So long as any Member continues to own at least 22% of the Company, the Company shall not take any of the following actions (except for those actions specifically included in the annual business plan or annual budget approved by the Members) or permit any of its direct or indirect subsidiaries to take any of the following actions without such Member's prior consent:

Issue new Units (including Class B Units);
Purchase or redeem Units;
Approve or make any material changes to the scope of the business of the Company;
Amend the Operating Agreement, other than amendments that are purely technical in nature and do not materially or adversely affect the rights or obligations of such Member;

Commit to, or incur, any capital expenditures in excess of $20 million in any calendar year in the aggregate; provided that any capital expenditures disclosed by the Company in the financial model included on Schedule 5.5 to the Purchase Agreement shall be excluded from the foregoing;

Dispose of any assets where the value of the assets sold is more than $10 million in any single transaction or series of related transactions, other than in the ordinary course of business;
Enter into any new financing, refinancing or borrowing agreement in the aggregate principal amount in excess of $50 million;

Other than (1) by operation of law, through normal retention or title arrangements, or otherwise in the ordinary course of business, (2) pursuant to agreements existing on the Closing Date, or (3) in connection with permitted or approved capital expenditures or financings, to the extent necessary, create or grant any mortgage, pledge, charge, security interest or other encumbrance over any of the assets or income of the Company;

acquire or dispose any capital stock in any other company, corporation or other entity for aggregate consideration in excess of $10 million or (2) enter into or amend any material joint venture or partnership arrangement other than (x) in the ordinary course of business or (y) joint ventures and partnerships relating to the commercial and operational matters of the Company, provided that the exceptions in (x) and (y) above shall not apply in case one or more members of the joint-venture or partnership is (are) Competitor(s) of Gunvor or is (are) entitled to profit sharing, dividends, or other similar distributions from the Company;

enter into, terminate or amend any material agreement between the Company and any of its Members or any related party or any other material agreement not at arm's length;
declare and or pay any distributions, except in accordance with the operating agreement;

enter into any joint venture or partnership with any entity (or any affiliate) that is in direct competition with Gunvor and its affiliates; where "direct competition" shall include international trading houses, but not coal mining companies nor any investment bank related entities (the "Gunvor Competitors"). The parties shall establish a list of Gunvor Competitors which shall be adapted from time to time by mutual agreement in good faith having regard to the above mentioned criteria;

Hire or fire any member of the executive management team which, for these purposes, shall mean those employees with the titles or equivalent duties of the CEO, CFO, COO, Head of Safety, Head of Underground Mining Operations and Head of Surface Mining Operations ("Key Executive Officers");

enter into, terminate or amend any agreements with a financial implication of more than $20,000,000, other than with respect to matters specifically included in the annual business plan or annual budget approved by the Members;

adopt the annual business plan or annual budget; or
determine the members’ income allocation (under section 8.1(a) of the operating agreement).
All other actions requiring the approval of the Members of the Company shall require the vote of the Members holding at least a majority of all outstanding Units.
Related Party Transactions:
Decisions relating to contracts, agreements and other arrangements between a Member (or its affiliates), on the one hand, and the Company (including its subsidiaries), on the other hand, shall be taken solely by the other Members of the Company (and the interested Member shall have no vote in the matter)

Restrictions on Transfer:
Transfers of Units shall be subject to the Right of First Refusal and Tag Along/Drag Along provisions below. In addition, transfer of Units to any third party other than Existing Members or Gunvor shall be subject to unanimous Management Committee approval for 2 years following the Closing Date; transfer of Units shall not be subject to any Management Committee approval after the second anniversary of the Closing Date.

No other Member may transfer any Units to any Gunvor Competitor for so long as Gunvor holds at least 10% of the outstanding Units.

Transfers and the admission of substitute Members will also be subject to customary conditions, including executing the operating agreement, obtaining any necessary consents or approvals of third-parties, compliance with laws and payment of fees incurred by the Company in connection with such transfer.

Pledges of shares to a bank in connection with a financing by a Member shall not be deemed a “Transfer” and shall not be subject to any restrictions on transfer or Management Committee approval.
Pre-Emptive Rights:	In the event of any additional financing rounds, each existing Member shall have the right to purchase additional equity to maintain its pro-rata interest.
Right of First Refusal:
Subject to the limitations set forth in the next sentence, if a third party offers to purchase any Units (unless Drag-Along applies) and the holder of such Units wishes to accept the offer, the other holders of Units shall have a first right to purchase such Units on the same terms and conditions as those offered by the proposed acquirer, subject to customary exceptions (such as transfers to an affiliate of a holder of Units, provided that such transfer shall comply with the conditions set forth in the last paragraph of "Restrictions on Transfer" set forth above, including, becoming a party to any agreements binding the holders of Units).

There shall be no ROFR in the event one or more Members validly exercise their Drag-Along Rights (as described below).

Tag-Along Rights:
Each holder of Units shall have the right (but not the obligation) to participate, on a pro rata basis with other holders of Units up to the same proportion of Units being offered to and on the same terms and conditions as those offered by the proposed acquirer of any sale of Units by any other holder of Units, subject to customary exceptions; provided that a Member's indemnification obligations with respect to operational representations and warranties are agreeable to such Member (such agreement not to be unreasonably withheld) and shall be capped at 33 and 1/3% (or such other percentage as is equal to the percentage unitholding of such Member) of the aggregate indemnification obligations in such transaction.

Drag-Along Rights:
The holder(s) of more than 50% of the Units shall have the right to force the other holders of Units to sell all (but not less than all) the Units to a third party as part of the sale of 100% of the Units on the same terms and conditions as those offered by the proposed acquirer; provided (a) (i) for the period beginning on the day after the second anniversary of the closing Date and ending on the third anniversary of the Closing Date - that the per Unit price is at least equivalent to 90% of the per Unit price paid by Gunvor; (ii) for the period beginning on the day after the third anniversary of the Closing Date and ending on the fourth anniversary of the Closing Date that the per Unit price is at least equivalent to 85% of the per Unit price paid by Gunvor; (iii) for the period beginning on the day after the fourth anniversary of the Closing Date and ending on the fifth anniversary of the Closing Date that the per Unit price is at least equivalent to 80% of the per Unit price paid by Gunvor; in each case p

Gunvor's Unit holder rights). For the avoidance of doubt, from the Closing Date until the second anniversary of the Closing Date, no Drag-Along Rights shall apply.
Information Rights:	As long as a Member continues to hold any Units, the Company shall deliver to such Member:
(i) monthly management accounts (including comparison to budget);
(ii) quarterly management accounts (including review of business, comparison to budget and review or targets for next quarter);
(iii) annual audited consolidated accounts (to be prepared in accordance with US GAAP);
(iv) management committee meeting minutes and documentation;
(v) any other financial or management information reasonably requested; and
(vi) a notice in the event any officer of the Company (other than a Key Executive Officer) is hired or fired.
As long as a Member shall continue to hold any Units, the Company shall give such Member the right to visit the Company's premises at any time on reasonable notice thereof at such Member's expense.
Exit:	The Members shall meet and review, at least once every 18 months, exit strategies, including the potential value and prospect of an initial public offering of the Company's securities.
Registration Rights:	Each Member shall have customary and standard demand and piggyback registration rights.
Distribution Rights:
As long as Gunvor shall continue to hold any Units, the Members shall cause the Company to distribute to the Members in proportion to their interests on an annual basis (at least) all cash in the Company not required (i) for the reasonable working capital needs of the Company; (ii) for such capital expenditures as is set out in the Company's business plan, annual budget or otherwise consented to in accordance with the Operating Agreement; (iii) to be retained in accordance with the Company's banking facilities.

For the avoidance of doubt, Gunvor shall be entitled to one-third of all distributions made by the Company, so long as it holds a one-third membership interest.

Fiduciary Duties:	Parties shall waive fiduciary duties of Managers and Members to the maximum extent permitted by law. Members and Managers shall be permitted to act in their own best interests.
Other Covenants:
Each Member will be subject to other customary representations, warranties, covenants and indemnities applicable in transactions of this nature, including capitalization/ownership structure through ultimate owners (excluding holders of up to 20% of Gunvor's ownership interests acquired as a result of an employee benefit plan or scheme) and compliance with anti-corruption and other laws.

Other Terms	The other terms of the agreement shall be substantially similar to the terms of the existing Operating Agreement of Global Mining Group, LLC

Income Allocation - Taxable income for the year of Gunvor's admission shall be apportioned to the period after Gunvor's admission according to the interim closing of the books method.  (This is to prevent taxable income triggered by the formation of the holding company from being allocated to Gunvor.)

Existing Put Right set forth in Section 9.1(c) of existing agreement to be deleted.
Ability of Management Committee to approve third-party transferee as an Economic Interest Owner will require unanimous approval of Management Committee.